Filed Pursuant to Rule 424(b)(3)
Registration No. 333-266378

T. Rowe Price OHA Select Private Credit Fund

Supplement No. 1 Dated March 21, 2024 to the
Prospectus Dated December 22, 2023,
of T. Rowe Price OHA Select Private Credit Fund

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of T. Rowe Price OHA Select Private Credit Fund (the “Fund”) dated December 22, 2023 (as supplemented to date, the “Prospectus”). Unless otherwise indicated, all other information included in the Prospectus that is not inconsistent with the information set forth in this Supplement remains unchanged. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to update the Prospectus.

Updates to Prospectus

The answer to the question “Can I reinvest distributions in the Fund?” under the “Prospectus Summary” section of the Prospectus is hereby deleted and replaced in its entirety with the following:

Yes. We have adopted a distribution reinvestment plan whereby shareholders (other than those located in Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional Common Shares unless they elect to receive their distributions in cash. Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon, Tennessee, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares. Ohio investors may not enroll in our distribution reinvestment plan and will automatically receive their distributions in cash. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional Common Shares. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the most recent NAV per share for such shares at the time the distribution is payable. Shareholders will not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan; however, all Class S and Class D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing shareholder servicing and/or distribution fees. Participants may terminate their participation in the distribution reinvestment plan by providing written notice to the Plan Administrator (defined below) five business days in advance of the first calendar day of the next month in order for a shareholder’s termination to be effective for such month. See “Description of Our Common Shares” and “Distribution Reinvestment Plan.”

The answer to the question “Who will administer the Fund?” under the “Prospectus Summary” section of the Prospectus is hereby deleted and replaced in its entirety with the following:

OHA Private Credit Advisors LLC, in its capacity as our administrator (the “Administrator”), will provide, or oversee the performance of, administrative and compliance services. We will reimburse the Administrator for its costs, expenses and the Fund’s allocable portion of compensation of the Administrator’s personnel and the Administrator’s overhead (excluding, for the avoidance of doubt, rent or depreciation, utilities, capital equipment or other administrative items of the Administrator) and other expenses paid for and/or advanced by the Administrator on behalf of the Fund in connection with the provision of its administrative obligations under the administration agreement (the “Administration Agreement”). See “Advisory Agreement and Administration Agreement—Administration Agreement.”

The fifth paragraph of the answer to the question “What are the offering and servicing costs?” under the “Prospectus Summary” section of the Prospectus is hereby deleted and replaced in its entirety with the following:

The Adviser has agreed to advance all of our Other Operating Expenses on our behalf. “Other Operating Expenses” means the Fund’s organization and offering expenses, professional fees, trustee fees, administration fees, and other general and administrative expenses (including the Fund’s allocable portion of compensation, overhead (excluding, for the avoidance of doubt, rent or depreciation, utilities, capital equipment or other administrative items of the Administrator) and other expenses paid for and/or advanced by the Administrator on behalf of the Fund in connection with the provision of its administrative obligations under the Administration Agreement, excluding base management and incentive fees owed to the Adviser, shareholder servicing and/or distribution fees, interest expense, financing fees and costs, interest expense and extraordinary expenses. Pursuant to the Expense Support and Conditional Reimbursement Agreement we entered into with the Adviser (the “Expense Support Agreement”), the Adviser is obligated to advance all of our Other Operating Expenses to the effect that such expenses do not exceed 1.00% (on an annualized basis) of the Fund’s NAV. We are obligated to reimburse the Adviser for such advanced expenses only if certain conditions are met. See “Plan of Distribution” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Components of Our Results of Operations—Expense Support and Conditional Reimbursement Agreement.”

The following replaces the second and third paragraphs of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations—Key Components of Our Results of Operations—Expenses” section of the Prospectus:

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, salaries, bonus and benefits, rent, utilities, insurance, payroll taxes, bonuses, employee benefits, furnishings, telecommunications and certain information services and certain office expenses, including office supplies and equipment and other similar expenses and the other routine overhead expenses, of such personnel allocable to such services, (individually and collectively, “Overhead”) will be provided and paid for by the Adviser. We will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

(1)	investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Advisory Agreement;

(2)
the Fund’s allocable portion of Overhead (excluding, for the avoidance of doubt, rent or depreciation, utilities, capital equipment or other administrative items of the Administrator) and other expenses paid for and/or advanced by the Administrator on behalf of the Fund in connection with the provision of its administrative obligations under the Administration Agreement, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer, chief operating officer, chief legal officer, and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any personnel of OHA or any of its affiliates providing non-investment related services to the Fund; and

(3)	all other expenses of the Fund’s operations, administration and transactions including, without limitation, those relating to:

(i)
organization and offering fees, costs and expenses associated with this offering (including legal, accounting (including expenses of in-house legal, accounting, tax and other professionals of the Adviser, inclusive of their allocated Overhead), printing, mailing, subscription processing and filing fees, costs and expenses (including “blue sky” laws and regulations) and other offering fees, costs and expenses, including fees, costs and expenses associated with technology integration between the Fund’s systems and those of participating intermediaries, diligence expenses of participating intermediaries, fees, costs and expenses in connection with preparing the preparation of the Fund’s governing documents, offering memoranda, sales materials and other marketing expenses, design and website fees, costs and expenses, fees, costs and expenses of the Fund’s escrow agent, transfer agent and sub-transfer agent, fees, costs and expenses to attend retail seminars sponsored by participating intermediaries and fees, costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, intermediaries, registered investment advisors or financial or other advisors, but excluding the shareholder servicing fees;

(ii)
all taxes, fees, costs, and expenses, retainers and/or other payments of accountants, legal counsel, advisors (including tax advisors), administrators, auditors (including, for the avoidance of doubt, the Fund’s financial audit, and with respect to any additional auditing required under The Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and any applicable legislation implemented by an EEA member state in connection with such Directive (the “AIFMD”)), investment bankers, administrative agents, paying agents, depositaries, custodians, trustees, sub-custodians, consultants (including individuals consulted through expert network consulting firms), engineers, senior advisors, industry experts, operating partners, deal sourcers (including personnel dedicated to but not employed by the Administrator and its affiliates in the credit-focused business of the Adviser), and other professionals (including, for the avoidance of doubt, the costs and charges allocable with respect to the provision of internal legal, tax, accounting, technology, portfolio reconciliation, portfolio compliance and reporting or other services or that are otherwise related to the implementation, maintenance and supervision of the procedures relating to the books and records of the Fund and any personnel related thereto, inclusive of their allocated Overhead (including secondees and temporary personnel or consultants that may be engaged on short- or long-term arrangements) as deemed appropriate by the Administrator, with the oversight of the Board, where such internal personnel perform services that would be paid by the Fund if outside service providers provided the same services); fees, costs, and expenses herein include (x) fees, costs and expenses for time spent by its in-house attorneys and tax advisors that provide legal advice and/or services to the Fund or its portfolio companies on matters related to potential or actual investments and transactions and the ongoing operations of the Fund and (y) fees, costs and expenses incurred to provide administrative and accounting services to the Fund or its portfolio companies, and fees, costs, expenses and charges incurred directly by the Fund or affiliates in connection such services (including Overhead related thereto), in each case, (I) that are specifically charged or specifically allocated or attributed by the Administrator, with the oversight of the Board, to the Fund or its portfolio companies and (II) provided that any such amounts shall not be greater than what would be paid to an unaffiliated third party for substantially similar advice and/or services of the same skill and expertise, in accordance with the Adviser’s expense allocation policy);

(iii)	all fees, costs, expenses of calculating the Fund’s NAV, including the cost of any third-party valuation services;

(iv)	all fees, costs, expenses of effecting any sales and repurchases of the Shares and other securities;

(v)	any fees, costs and expenses payable under any managing dealer and selected intermediary agreements, if any;

(vi)
all interest and fees, costs and expenses arising out of all borrowings, guarantees and other financings or derivative transactions (including interest, fees and related legal expenses) made or entered into by the Fund, including, but not limited to, the arranging thereof and related legal expenses;

(vii)	all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

(viii)	all fees, costs and expenses incurred in connection with the formation or maintenance of entities or vehicles, including special purpose vehicles, to hold the Fund’s assets for tax or other purposes;

(ix)	all fees, costs and expenses of derivatives and hedging;

(x)
all fees, costs and expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser, or members of its investment team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights;

(xi)
all fees, costs and expenses (including the allocable portions of Overhead and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof of employees of the Adviser to the extent such expenses relate to attendance at meetings of the Board or any committees thereof;

(xii)
all fees, costs and expenses, if any, incurred by or on behalf of the Fund in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any legal, tax, administrative, accounting, travel, meals, accommodations and entertainment, advisory, consulting and printing expenses, reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments;

(xiii)	all allocated fees, costs and expenses incurred by the Administrator in providing managerial assistance to those portfolio companies that request it;

(xiv)
all brokerage fees, costs and expenses, hedging fees, costs and expenses, prime brokerage fees, costs and expenses, custodial fees, costs and expenses, agent bank and other bank service fees, costs and expenses; private placement fees, costs and expenses, commissions, appraisal fees, commitment fees and underwriting fees, costs and expenses; fees, costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, clearing, monitoring or disposing of actual investments (including, without limitation, travel, meals, accommodations and entertainment expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars) and expenses arising out of trade settlements (including any delayed compensation expenses);

(xv)
investment fees, costs and expenses, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trading errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Adviser is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction) and any fees, costs and expenses related to the organization or maintenance of any vehicle through which the Fund directly or indirectly participates in the acquisition, holding and/or disposition of investments or which otherwise facilitate the Fund’s investment activities, including without limitation any travel and accommodations expenses related to such vehicle and the salary and benefits of any personnel (including personnel of the Adviser or its affiliates) and/or in connection with the maintenance and operation of such vehicle, or other Overhead expenses (including any fees, costs and expenses associated with the leasing of office space (which may be made with one or more affiliates of the Adviser as lessor in connection therewith));

(xvi)	all transfer agent, sub-transfer agent, dividend agent and custodial fees, costs and expenses;

(xvii)	all federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;

(xviii)
Independent Trustees’ fees and expenses including travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the Independent Trustees;

(xix)
costs of preparing financial statements and maintaining books and records, costs of Sarbanes-Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission (“CFTC”) and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

(xx)
all fees, costs and expenses associated with the preparation and issuance of the Fund’s periodic reports and related statements (e.g., financial statements and tax returns) and other internal and third-party printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Fund and its activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Fund or the Adviser or its affiliates in connection with such provision of services thereby);

(xxi)	all fees, costs and expenses of any reports, proxy statements or other notices to shareholders (including printing and mailing costs) and the costs of any shareholder or Trustee meetings;

(xxii)	all proxy voting fees, costs and expenses;

(xxiii)	all fees, costs and expenses associated with an exchange listing (to the extent applicable);

(xxiv)
any and all taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Adviser lacks sufficient information from third parties to file a timely and complete tax return) levied against the Fund and all fees, costs and expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Fund and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

(xxv)
all fees, costs and expenses of any litigation, arbitration or audit involving the Fund any vehicle or its portfolio companies and the amount of any judgments, assessments fines, remediations or settlements paid in connection therewith, Trustees and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Fund;

(xxvi)
all fees, costs and expenses associated with the Fund’s information, obtaining and maintaining technology (including any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems such as “Wall Street Office,” “Everest” (Allvue), “Trinity” and similar systems and services, including consultant, software licensing, data management and recovery services fees and any tools, programs, subscriptions or other systems providing market data, analytical, database, news or third-party research or information services and the costs of any related professional service providers), third party or proprietary hardware/ software, data-related communication, market data and research (including news and quotation equipment and services and including costs allocated by the Adviser’s or its affiliates’ internal and third-party research group (which are generally based on time spent, assets under management, usage rates, proportionate holdings or a combination thereof or other reasonable methods determined by the Administrator) and expenses and fees (including compensation costs) charged or specifically attributed or allocated by Adviser and/or its affiliates for data-related services provided to the Fund and/or its portfolio companies (including in connection with prospective investments), each including expenses, charges, fees and/or related costs of an internal nature; reporting costs (which includes notices and other communications and internally allocated charges), and dues and expenses incurred in connection with membership in industry or trade organizations;

(xxvii)
all fees, costs and expenses of specialty and custom software for monitoring risk, compliance and the overall portfolio, including any development costs incurred prior to the filing of the Fund’s election to be treated as a BDC;

(xxviii)	all fees, costs and expenses associated with individual or group shareholders;

(xxix)	all insurance fees, costs and expenses (including fidelity bond, Trustees and officers errors and omissions liability insurance);

(xxx)	all fees, costs and expenses of winding up and liquidating the Fund’s assets;

(xxxi)
all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings; notices or disclosures related to the Fund’s activities (including, without limitation, expenses relating to the preparation and filing of filings required under the Securities Act, TIC Form SLT filings, Internal Revenue Service filings under FATCA and FBAR reporting requirements applicable to the Fund or reports to be filed with the CFTC, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which the Fund engages in activities, including any notices, reports and/or filings required under the AIFMD, European Securities and Markets Authority and any related regulations), but excluding, for the avoidance of doubt, any expenses incurred for general administrative, compliance and regulatory matters of the Adviser, the Administrator and their affiliates that are not related to the Fund and its activities;

(xxxii)	all fees, costs and expenses (including travel) in connection with the diligence and oversight of the Fund’s service providers;

(xxxiii)
all fees, costs and expenses, including travel, meals, accommodations, entertainment and other similar expenses, incurred by the Adviser or its affiliates for meetings with existing investors and any intermediaries, registered investment advisors, financial and other advisors representing such existing investors; and

(xxxiv)	all other fees, costs and expenses incurred by the Administrator in connection with administering the Fund’s business.

In addition to the compensation paid to the Adviser pursuant to the Advisory Agreement, the Fund shall reimburse the Adviser for all expenses of the Fund incurred by the Adviser as well as the actual cost of goods and services used for or by the Fund and obtained from entities not affiliated with the Adviser. The Adviser or its affiliates may be reimbursed for the administrative services performed by it or such affiliates on behalf of the Fund pursuant to any separate administration or co-administration agreement with the Adviser; however, no reimbursement shall be permitted for services for which the Adviser is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be:

(a)	rent or depreciation, utilities, capital equipment, and other administrative items of the Adviser; and

(b)
salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person of the Adviser. The term “Controlling Person” includes, but is not limited to, a person, whatever his or her title, who performs functions for the Adviser similar to those of (a) the chairman or other member of a board of directors, (b) executive officers or (c) those holding 10% or more equity interest in the Adviser, or a person having the power to direct or cause the direction of the Adviser, whether through the ownership of voting securities, by contract or otherwise.

The following replaces the first paragraph of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations—Key Components of Our Results of Operations—Results of Operations—Other Expenses” section of the Prospectus:

Organization costs and offering costs include expenses incurred in our initial formation and offering. Professional fees include legal, audit, tax, valuation, other professional fees incurred related to the management of the Fund. Administrative service expenses represent fees paid to the Administrator for our allocable portion of overhead and other expenses paid for and/or advanced by the Administrator on behalf of the Fund in connection with the provision of its obligations under the administration agreement, including our allocable portion of the cost of certain of our executive officers, their respective staff and other non-investment professionals that perform duties for us. Other general and administrative expenses include insurance, filing, research, our sub-administrator, and other costs.

The following replaces the paragraph under the “Management of the Fund—Board” section of the Prospectus:

Our business and affairs are managed under the direction of our Board. The responsibilities of the Board include, among other things, the oversight of our investment activities, the quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. Our Board consists of five members, three of whom are not “interested persons” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act. “Interested persons” are generally persons that, under the 1940 Act, are deemed to have an interest in the Fund or the Adviser that could give rise to a conflict of interest in making certain determinations required by the 1940 Act. We refer to these individuals as our Independent Trustees. Our Board elects our executive officers, who serve at the discretion of the Board.

The following replaces the first paragraph of the “Advisory Agreement and Administration Agreement—Administration Agreement,” section of the Prospectus:

Under the terms of the Administration Agreement, the Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to shareholders and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of our Board, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. We reimburse the Administrator for the fees, costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. Such reimbursement will include the Fund’s allocable portion of compensation, Overhead and other expenses paid for and/or advanced by the Administrator on behalf of the Fund in connection with the provision of its administrative obligations under the Administration Agreement, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any personnel of OHA or any of its affiliates, subject to the limitations described in Advisory and Administration Agreements. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Administrator for any services performed for us by such affiliate or third party. The Administrator has hired a sub-administrator to assist in the provision of administrative services. The sub-administrator will receive compensation for its sub-administrative services under a sub-administration agreement.

The following replaces the first paragraph of the “Advisory Agreement and Administration Agreement—Payment of Our Expenses Under the Investment Advisory and Administration Agreements” section of the Prospectus:

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine Overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

(1)	investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Advisory Agreement;

(2)
the Fund’s allocable portion of Overhead and other expenses paid for and/or advanced by the Administrator on behalf of the Fund in connection with the provision of its administrative obligations under the Administration Agreement, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any internal audit group personnel of OHA or any of its affiliates, subject to the limitations described in “Advisory and Administration Agreement—Administration Agreement”; and

(3)
all other expenses of the Fund’s operations and transactions, including those listed in Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Components of Our Results of Operations—Expenses.”

The following replaces the paragraph under the “Advisory Agreement and Administration Agreement—Compliance with the Omnibus Guidelines Published by NASAA—Rebates, Kickbacks and Reciprocal Arrangements” section of the Prospectus:

Our Declaration of Trust prohibits our Sponsor (as defined in the Declaration of Trust) and Adviser from: (i) receiving or accepting any rebate, give-ups or similar arrangement that is prohibited under applicable federal or state securities laws or that would circumvent the Omnibus Guidelines, (ii) participating in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws or the Omnibus Guidelines governing conflicts of interest or investment restrictions or (iii) entering into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws or the Omnibus Guidelines. In addition, our Sponsor and Adviser may not directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell our shares or give investment advice to a potential shareholder; provided, however, that our Sponsor and Adviser may pay a registered broker or other properly licensed agent sales commissions or other compensation (including cash compensation and non-cash compensation (as such terms are defined under FINRA Rule 2310)) for selling or distributing our Common Shares, including out of the Sponsor’s/Adviser’s own assets, including those amounts paid to the Adviser under the Advisory Agreement.

The following replaces the second through fourth paragraphs of the “Description of Our Common Shares—Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses” section of the Prospectus:

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee, officer, employee, Sponsor, Controlling Person or agent of the Fund and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee, officer, employee or agent of the Fund and at the request of the Fund, serves or has served as a trustee, officer, employee or agent of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Indemnitee determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Fund, (ii) the Indemnitee was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is a Trustee (other than an Independent Trustee), an officer, employee, Sponsor, controlling person or agent of the Fund or the Adviser and its Controlling Persons, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an Independent Trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Fund and not from the shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee or an affiliate of the Fund’s Sponsor who is not otherwise an Indemnitee, and we will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (b) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) upon the Fund’s receipt of (i) a written affirmation by the Indemnitee or affiliate of the Fund’s Sponsor, as applicable, of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification by the Fund and (ii) a written undertaking by the Indemnitee or the affiliate of the Fund’s Sponsor, as applicable, to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined by final, non-appealable decision of a court of competent jurisdiction, that the Indemnitee is not entitled to indemnification.

The following replaces the paragraph under the “Description of Our Common Shares—Delaware Law and Certain Declaration of Trust Provisions—Sales and Leases to the Fund” section of the Prospectus:

Our Declaration of Trust provides that we may not purchase or lease assets in which the Fund’s Sponsor, the Adviser, any affiliate thereof or any Trustee have an interest unless all of the following conditions are met: (a) the transaction occurs at the formation of the Fund and is fully disclosed to the shareholders in a prospectus or in a periodic report; and (b) the assets are sold or leased upon terms that are reasonable and fair to us and at a price not to exceed the lesser of cost or fair market value as determined by an independent expert. However, the Sponsor or the Adviser may purchase assets in their own name (and assume loans in connection) and temporarily hold title, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for us, or the completion of construction of the assets, so long as all of the following conditions are met: (i) the assets are purchased by us at a price no greater than the cost of the assets to the Sponsor/Adviser; (ii) all income generated by, and the expenses associated with, the assets so acquired will be treated as belonging to us; and (iii) there are no other benefits arising out of such transaction to the Sponsor/Adviser apart from compensation otherwise permitted by the Omnibus Guidelines, as adopted by the NASAA.

The following replaces the paragraph under the “Description of Our Common Shares—Delaware Law and Certain Declaration of Trust Provisions—Sales and Leases to our Adviser, Trustees or Affiliates” section of the Prospectus:

Our Declaration of Trust provides that we may not sell assets to the Sponsor, Adviser, any Trustee or any affiliate thereof unless such sale is approved by the holders of a majority of our outstanding Common Shares. Our Declaration of Trust also provides that we may not lease assets to the Sponsor, Adviser, any Trustee or any affiliate thereof unless all of the following conditions are met: (a) the transaction occurs at the formation of the Fund is fully disclosed to the shareholders in a prospectus or in a periodic report; and (b) the terms of the transaction are fair and reasonable to us.

The following replaces the paragraph under the “Description of Our Common Shares—Delaware Law and Certain Declaration of Trust Provisions—Loans” section of the Prospectus:

Our Declaration of Trust provides that, except for the advancement of indemnification funds, no loans, credit facilities, credit agreements or otherwise may be made by us to the Sponsor, the Adviser or any affiliate thereof.

The following replaces the paragraph under the “Description of Our Common Shares—Delaware Law and Certain Declaration of Trust Provisions—Commissions on Financing, Refinancing or Reinvestment” section of the Prospectus:

Our Declaration of Trust provides that we generally may not pay, directly or indirectly, a commission or fee to the Sponsor, the Adviser or any affiliate thereof in connection with the reinvestment of cash available for distribution, available reserves, or the proceeds of the resale, exchange or refinancing of assets.

The following replaces the paragraph under the “Description of Our Common Shares—Delaware Law and Certain Declaration of Trust Provisions—Lending Practices” section of the Prospectus:

Our Declaration of Trust provides that, with respect to financing made available to us by the Sponsor or the Adviser, the Sponsor/Adviser may not receive interest in excess of the lesser of the Sponsor’s/Adviser’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The Sponsor/Adviser may not impose a prepayment charge or penalty in connection with such financing and the Sponsor/Adviser may not receive points or other financing charges. In addition, the Sponsor/Adviser will be prohibited from providing financing to us with a term in excess of 12 months.

The following replaces all paragraphs under the “Description of Our Common Shares—Delaware Law and Certain Declaration of Trust Provisions—Number of Trustees; Vacancies; Removal” section of the Prospectus:

Our Declaration of Trust provides that the number of Trustees will be set by our Board in accordance with our bylaws. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of Trustees. Our Declaration of Trust provides that the number of Trustees generally may not be less than three. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by our Board in setting the terms of any class or series of preferred shares, pursuant to an election under our Declaration of Trust, any and all vacancies on our Board may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy resulting from an increase in the number of Trustees will serve until the next annual meeting of shareholders and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent Trustees will nominate replacements for any vacancies among the Independent Trustees’ positions.

Our Declaration of Trust provides that a Trustee may be removed without cause upon the vote of a majority of then-outstanding shares.

We have a total of five members of our Board, three of whom are Independent Trustees. Our Declaration of Trust provides that a majority of our Board must be Independent Trustees except for a period of up to 60 days or such longer period permitted by law, after the death, removal or resignation of an Independent Trustee pending the nomination of such Independent Trustee’s successor by the remaining Independent Trustees and the election of such successor by the remaining Trustees. Each Trustee shall serve an initial term that shall expire at the annual meeting of shareholders held in 2026, and, following such initial term, at the annual meeting of shareholders held each third year thereafter. In all cases, as to each Trustee, such term shall extend until his or her successor shall be elected by the affirmative vote of shareholders or until his or her earlier resignation, removal from office, death or incapacity. Each Trustee may be reelected to an unlimited number of succeeding terms in accordance with the Declaration of Trust. While we do not intend to list our shares on any securities exchange, if any class of our shares is listed on a national securities exchange, our Board will be divided into three classes of Trustees serving staggered terms of three years each.

The following replaces the fifth paragraph under the “Description of Our Common Shares—Delaware Law and Certain Declaration of Trust Provisions—Action by Shareholders” section of the Prospectus:

Our Adviser or our Board, as applicable, may not, without the approval of a vote by the holders of more than 50% of the outstanding shares entitled to vote on such matters:

•	amend the Declaration of Trust except for amendments that would not adversely affect the rights of our shareholders;

•	amend the investment advisory agreement except for amendments that would not adversely affect the rights of our shareholders;

•
except as otherwise permitted under the Advisory Agreement, voluntarily withdraw as our investment adviser unless such withdrawal would not affect our tax status and would not materially adversely affect our shareholders;

•	appoint a new investment adviser (other than a sub-adviser pursuant to the terms of the Advisory Agreement and applicable law);

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause the merger or similar reorganization of the Fund.

The following replaces the second paragraph under the “Description of Our Common Shares—Delaware Law and Certain Declaration of Trust Provisions—Amendment of the Declaration of Trust and Bylaws” section of the Prospectus:

Our Declaration of Trust provides that our Board has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. Except as described above and for certain other provisions of our Declaration of Trust, including those relating to shareholder voting and the removal of Trustees, our Declaration of Trust provides that our Board may amend our Declaration of Trust without any vote of our shareholders.

The following replaces the paragraph under the “Description of Our Common Shares—Delaware Law and Certain Declaration of Trust Provisions—Actions by the Board Related to Merger, Conversion, Reorganization or Dissolution” section of the Prospectus:

The Board may approve a merger, conversion, consolidation or other reorganization of the Fund, provided that the resulting entity is a business development company under the 1940 Act and such merger, reorganization or consolidation is approved by an affirmative vote of a majority of the outstanding shares. The Fund will not permit the Adviser to cause any other form of merger or other reorganization of the Fund without the affirmative vote by the holders of more than fifty percent (50%) of the outstanding shares of the Fund entitled to vote on the matter. The Board may not dissolve or liquidate the Fund without the affirmative vote by the holders of more than fifty percent (50%) of the outstanding shares of the Fund entitled to vote on the matter.

The following replaces the first paragraph under the “Description of Our Common Shares—Delaware Law and Certain Declaration of Trust Provisions—Reports to Shareholders” section of the Prospectus:

Within 60 days after each fiscal quarter, we will distribute our quarterly report on Form 10-Q to all shareholders of record. In addition, we will distribute our annual report on Form 10-K to all shareholders within 120 days after the end of each calendar year, which must contain, among other things, a breakdown of the expenses reimbursed by us to the Sponsor and/or the Adviser. These reports will also be available on our website at www.ocreditfund.com and on the SEC’s website at www.sec.gov.

The following replaces the second paragraph under the “Distribution Reinvestment Plan” section of the Prospectus:

No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our shares, except shareholders located in certain states or who are clients of selected participating brokers, as described below. Shareholders who are eligible for default enrollment can elect to “opt out” of the Fund’s distribution reinvestment plan in their subscription agreements. Shareholders located in Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon, Tennessee, Vermont and Washington, as well as those who are clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan, will automatically receive their distributions in cash unless they elect to participate in our distribution reinvestment plan and have their cash distributions reinvested in additional Common Shares. Shareholders located in Ohio may not enroll in the distribution reinvestment plan and will automatically receive their distributions in cash.

The following replaces “Appendix A: Form of Subscription Agreement” in its entirety:

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT
NOT FOR EXECUTION

Subscription Agreement for Shares of
T. Rowe Price OHA Select Private Credit Fund

1 | Your Investment

			1C.	Share Class Selection
1A.	Investment Amount $				Class S ▪ Upfront Sales Load up to 3.5% ▪ ($2,500 minimum initial investment)

1B.	Investment Type	Initial Investment			Class D ▪ Upfront Sales Load up to 1.5% ▪ ($2,500 minimum initial investment)

Additional Investment
Class I ▪ No Upfront Sales Load ▪ ($1,000,000 minimum initial investment)[1]

[1]Unless otherwise waived.

2 | Form of Ownership

2A.	See Appendix A for supplemental document requirements by investor type.
Individual / Joint Accounts		Retirement Accounts	Entity Accounts

	Individual	IRA	Trust

	Joint Tenants with Rights of Survivorship	Roth IRA	C Corporation

	Tenants in Common	SEP IRA	S Corporation

	Community Property	Rollover IRA	Partnership

	Uniform Gift/Transfer to Minors	Inherited IRA	Limited Liability Corporation

State:		Other:	Other:

Entities – Please indicate if you are:

Not-for-Profit Organization

Pension Plan

Profit Sharing

401K Plan

Disregarded Entity

2A.	Brokerage / Custodial

Custodian Signature / Stamp:
Account Number	Custodian Name (if applicable)	Custodian Tax ID (if applicable)

3 | Investor Information

3A.	Primary Account Holder / Minor (if Uniform Gift/Transfer to Minors account) / Trustee / Authorized Signatory

First Name	Middle Initial	Last Name

Social Security Number / Tax ID	Date of Birth

Legal Address Street		City	State	Zip Code

Mailing Address Street		City	State	Zip Code

Email	Daytime phone

I am a:	I am or an immediate family member is an employee, officer, director, or affiliate of OHA Private Credit Advisors LLC

U.S. Citizen	Yes

U.S. Citizen	No

Non-Resident Alien

Country of citizenship if non-U.S. citizen:

(A completed applicable Form W-8 is required)

3B.	Joint Account Holder / Custodian (if Uniform Gift/Transfer to Minors account) / Co-Trustee / Authorized Signatory

First Name	Middle Initial	Last Name

Social Security Number / Tax ID	Date of Birth

Legal Address Street		City	State	Zip Code

Mailing Address Street		City	State	Zip Code

Email	Daytime phone

I am a:	I am or an immediate family member is an employee, officer, director, or affiliate of OHA Private Credit Advisors LLC

U.S. Citizen	Yes

U.S. Citizen	No

Non-Resident Alien

Country of citizenship if non-U.S. citizen:

(A completed applicable Form W-8 is required)

3C.	Joint Account Holder / Co-Trustee / Authorized Signatory

First Name	Middle Initial	Last Name

Social Security Number / Tax ID	Date of Birth

Legal Address Street		City	State	Zip Code

Mailing Address Street		City	State	Zip Code

Email	Daytime phone

I am a:	I am or an immediate family member is an employee, officer, director, or affiliate of OHA Private Credit Advisors LLC

U.S. Citizen	Yes

U.S. Citizen	No

Non-Resident Alien

Country of citizenship if non-U.S. citizen:

(A completed applicable Form W-8 is required)

3D.	Entity Information

Entity Name	Tax ID Number		Date of Formation

Legal Address Street	City	State	Zip Code

Country of Domicile

Exemptions (see Form W-9 instructions at www.irs.gov)	Exemptions for FATCA reporting code (if any)

Transfer on Death Beneficiary Information (Optional if Section A Is Completed Above)

Please designate the beneficiary information for your account. If completed, all information is required. Secondary beneficiary information may only include whole percentages and must total 100%. (Not available for Louisiana residents).

First Name	Middle Initial	Last Name

Primary

Social Security Number / Tax ID	Date of Birth	Secondary	%

First Name	Middle Initial	Last Name

Primary

Social Security Number / Tax ID	Date of Birth	Secondary	%

First Name	Middle Initial	Last Name

Primary

Social Security Number / Tax ID	Date of Birth	Secondary	%

4 | ERISA Plan Asset Regulations

Are you a “benefit plan investor”2 within the meaning of the Plan Asset Regulations3 or will you use the assets of a “benefit plan investor” to invest in T. Rowe Price OHA Select Private Credit Fund?

Yes	No

2The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

3“Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

5 | Distribution Instructions

You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OREGON, TENNESSEE, VERMONT OR WASHINGTON.

If you are a resident of the states listed above, you are not automatically enrolled in the Distribution Reinvestment Plan. PLEASE CHECK HERE IF YOU WISH TO ENROLL in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan. If you opt-in, your DRIP shares (except Class I shares) will be subject to shareholder servicing and distribution fees.	If you are not a resident of the states listed above (except Ohio), you are automatically enrolled in the Distribution Reinvestment Plan; PLEASE CHECK HERE IF YOU DO NOT WISH TO BE ENROLLED in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below.

If you are a resident of Ohio, you may not enroll in the Distribution Reinvestment Plan and you will automatically receive cash distributions.

For custodian held accounts, if you elect cash distributions the funds must be sent to the custodian.

IF YOU ELECTED TO RECEIVE CASH DISTRIBUTIONS, AND ARE NOT INVESTED VIA CUSTODIAN, PLEASE CHOOSE AN OPTION:

A. Direct deposit to third party financial institution
I authorize T. Rowe Price OHA Select Private Credit Fund or its agent to deposit my distribution into my savings or checking account (Attach Voided Check). This authority will remain in force until I notify T. Rowe Price OHA Select Private Credit Fund in writing to cancel it. In the event that T. Rowe Price OHA Select Private Credit Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution

Mailing Address	City	State	Zip Code

ABA Routing Number		Account Number

B. Mail a check to the primary account holder mailing address

C. Mail a check to the entity legal address

6 | Electronic Delivery Consent (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from T. Rowe Price OHA Select Private Credit Fund. If you would like to consent to electronic delivery, including pursuant to email, please sign below.

By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

Owner or Authorized Person Signature	Date

7 | Subscriber Representations and Signatures

T. Rowe Price OHA Select Private Credit Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, T. Rowe Price OHA Select Private Credit Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

In order to induce T. Rowe Price OHA Select Private Credit Fund to accept this subscription, I hereby represent and warrant to you as follows:

		Primary Investor Initials	Co-Investor Initials

1	I (we) have received the prospectus (as amended or supplemented) for T. Rowe Price OHA Select Private Credit Fund at least five business days prior to the date hereof.

I (we) have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement.

2

I am (we are) a resident of Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Tennessee, or Vermont and in addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.” If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement.

3

I am (we are) a resident of New Jersey and in addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.” If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement. New Jersey investors are advised that that if they buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amounts as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares.

4

I am (we are) a resident of Kansas and as recommended by the Office of the Securities Commissioner that Kansas, I (we) have limited my (our) aggregate investment in T. Rowe Price OHA Select Private Credit Fund’s securities and other similar investments to not more than 10% of my (our) liquid net worth. Liquid net worth shall be defined as that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

5

I am (we are) domiciled or have a registered office in the European Economic Area or in the United Kingdom, and qualify as (i) a “professional investor,” within the meaning of Annex II to Directive 2014/65/EU or the United Kingdom Alternative Investment Fund Managers Regulations 2013 (SI 2013/1773) as amended, as applicable, or (ii) a “certified sophisticated investor” as defined under the Financial Services and Markets Act 2000 of the United Kingdom.

6

7	I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.

I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

8

9	I received notice that T. Rowe Price OHA Select Private Credit Fund may enter into transactions with OHA affiliates that involve conflicts of interest as described in the prospectus.

I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month and my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share as of the last day of each month will generally be made available at www.ocreditfund.com within 20 business days of the last day of each month.

10

I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent at 1-844-700-1478 or through my financial intermediary.

11

In the case of sales to fiduciary accounts, the minimum standards set forth in the prospectus under “SUITABILITY STANDARDS” shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

New Jersey investors are advised that if they buy Class S shares, Class D shares or Class I shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amounts as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares.

I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by T. Rowe Price OHA Select Private Credit Fund. I acknowledge that the Broker / Financial Advisor of record indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker / Financial Advisor of record at any time by contacting T. Rowe Price OHA Select Private Credit Fund Investor Relations at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

1.	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I Each Account Holder / Trustee / Authorized Signatory must sign below (Custodians must sign in Section 2)

Signature of Investor	Date

Signature of Co-Investor or Custodian (if applicable)	Date

9 | Broker / Financial Advisor Information and Signature

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Name of Financial Institution	Financial Advisor Name

Advisor Mailing Address	City	State	Zip Code

Rep CRD Number	AND/OR Advisor/Team ID		Branch Number

Email Address	Telephone Number

Operations Contact Name	Operations Contact Email Address

Please note that unless previously agreed to in writing by T. Rowe Price OHA Select Private Credit Fund, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 6 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 151-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

Financial Advisor Signature	Date

10 | Submission Instructions & Other Important Information

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of T. Rowe Price OHA Select Private Credit Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify T. Rowe Price OHA Select Private Credit Fund and the Broker in writing. The Broker may notify T. Rowe Price OHA Select Private Credit Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, T. Rowe Price OHA Select Private Credit Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final prospectus. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of T. Rowe Price OHA Select Private Credit Fund.

To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month. All items on the Subscription Agreement must be completed in order for your subscription to be processed. You will receive a written confirmation of your purchase.

The Fund and the Managing Dealer will direct any dealers to, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of shares, transmit same together with a copy of this executed Subscription Agreement or copy of the signature page of such agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment to DST Asset Manager Solutions, Inc. (a) by the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and checks are received, or (b) by the end of the second business day following receipt where internal supervisory review is conducted at a different location than which subscription documents and checks are received.

Return the completed Subscription Agreement to:

Custodial accounts, forward subscription agreement to the custodian.

Mail:
T. Rowe Price OHA Select Private Credit Fund
c/o DST Systems, Inc.
1055 Broadway, 7th
Floor Kansas City, MO 64105
Attention: Legal Department

Fax Number:
1-833-967-4135

Email:
oakhill.ai@dstsystems.com

Investment Funding Method:

Broker / financial advisor will make payment on your behalf

By wire (Please wire funds according to the instructions below):

Name: Oak Hill Advisors for T. Rowe Price OHA Select Private Credit Fund
Bank Name: UMB Bank
ABA: 101000695
Account No.: 9872654692

By mail (Please attach your check[4] to this agreement and make payable to):

For Overnight Mail:

Oak Hill Advisors
430 W 7th Street, Suite 219927
Kansas City, MO 64105-1407

For Regular Mail:

Oak Hill Advisors PO Box 219927
Kansas City, MO 64121-9927

4Only personal, same name checks are accepted.

Appendix A | Supporting Document Requirements

T. Please provide the following supporting documentation based on your account type.

Individual	▪ If a non-U.S. person, Form W-8BEN
Joint (including JTWROS, Tenants in Common, Community Property)	▪ For each non-U.S. Person account holder, Form W-8BEN
IRA (including ROTH, SEP, Rollover, Inherited)	▪ None
Trust
▪          Certificate of Trust or Declaration of Trust
▪          First and last page of the Trust document
▪          UBO information for statutory trust or real estate trust
▪          Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)

Corporation (including C Corp., S Corp., LLC)
▪          Formation documents
▪          Articles of incorporation
▪          Authorized signatory list
▪          Required Customer Data Elements for all authorized traders
▪          UBO Information
▪          S & C Corps Only: Corporate Resolution
▪          Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)

Partnership	▪ Partnership Agreement ▪ Required Customer Data Elements for all authorized traders ▪ Authorized signatory list ▪ Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)
UGMA/UTMA	▪ Required Customer Data Elements for Custodian and Minor